Exhibit 99.1

RESCISSION OF NOTICE OF CONDITIONAL FULL REDEMPTION

US Foods, Inc.

8.5% Senior Notes due 2019

CUSIP Numbers 91728CAE3; and 90290M AA9

NOTICE IS HEREBY GIVEN, that the conditions precedent set forth in the Notice of Conditional Full Redemption of US Foods, Inc., a Delaware corporation, dated September 23, 2014 (the “Notice of Redemption”) have not been met on or prior to November 5, 2014, and the Notice of Redemption is hereby rescinded.

US Foods, Inc.

Date: November 5, 2014